Exhibit 10.3

SECOND AMENDED AND RESTATED

GOVERNANCE AGREEMENT

between

EXPEDIA GROUP, INC.

and

BARRY DILLER

Dated as of April 15, 2019

TABLE OF CONTENTS

 Page

Article I

NOTICE OF TRANSFER OF COMPANY CLASS B STOCK

Section 1.01.	Notice of Transfer of Company Class B Stock	2

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.01.	Representations and Warranties of the Company	2
Section 2.02.	Representations and Warranties of the Stockholder	3

Article III

PURCHASE/EXCHANGE RIGHT

Section 3.01	Purchase/Exchange Right	4
Section 3.02	Identification of Shares	6
Section 3.03	Change in Law	6

Article IV

CERTAIN RESTRICTIONS

Article V

DEFINITIONS

Section 5.01.	“Additional Conversion Triggering Event”	11
Section 5.02.	“Additional Shares”	11
Section 5.03.	“Affiliate”	11
Section 5.04.	“Agreement”	11
Section 5.05.	“Amendment Approval Meeting”	11
Section 5.06.	“Amendment Proposal”	11
Section 5.07.	“Applicable Additional Shares”	11
Section 5.08.	“Applicable Third Parties”	11
Section 5.09.	“Beneficial Ownership” or “Beneficially Own”	11
i

ii

Section 5.56.	“Securities Act”	16
Section 5.57.	“Securities Trading Policy”	16
Section 5.58.	“Special Committee”	16
Section 5.59.	“Stockholder”	16
Section 5.60.	“Stockholder Approval”	16
Section 5.61.	“Stockholder Group”	16
Section 5.62.	“Subsidiary”	16
Section 5.63.	“Third Party”	16
Section 5.64.	“Third Party Conversion Triggering Event”	16
Section 5.65.	“Third Party Transferee”	16
Section 5.66.	“Total Equity Securities”	16
Section 5.67.	“Transfer”	17
Section 5.68.	“Unexchanged Class B Share Number”	17
Section 5.69.	“Upstream Merger”	17
Section 5.70.	“Voting Securities”	17

ARTICLE VI

MISCELLANEOUS

iii

Second Amended and Restated Governance Agreement

Second Amended and Restated Governance Agreement, dated as of April 15, 2019 (this “Agreement”), between Expedia Group, Inc., a Delaware corporation (“Expedia Group,” or the “Company”), and Mr. Barry Diller (“Mr. Diller” or the “Stockholder”).

WHEREAS, Mr. Diller, the Company and Liberty Expedia Holdings, Inc., a Delaware corporation (“Liberty Expedia”), are parties to the Amended and Restated Governance Agreement, dated as of December 20, 2011, as assigned by Qurate Retail, Inc., a Delaware corporation, to Liberty Expedia as of November 4, 2016 (the “Existing Governance Agreement”);

WHEREAS, simultaneously with the execution of this Agreement, the Company, Liberty Expedia, LEMS I LLC, a single member Delaware limited liability company and wholly owned subsidiary of the Company (“Merger LLC”), and LEMS II Inc., a Delaware corporation and wholly owned subsidiary of Merger LLC (“Merger Sub”), are entering into the Agreement and Plan of Merger, dated the date hereof (as amended pursuant to its terms, the “Liberty Expedia Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein (i) Merger Sub will merge with and into Liberty Expedia (the “Merger”), with Liberty Expedia surviving the Merger, and (ii) immediately following the Merger, Liberty Expedia, as the surviving corporation in the Merger and a wholly owned subsidiary of Merger LLC, will merge with and into Merger LLC (the “Upstream Merger”, and together with the Merger, the “Combination”), with Merger LLC surviving the Upstream Merger;

WHEREAS, Mr. Diller, The Diller Foundation d/b/a The Diller – von Furstenberg Family Foundation (the “Family Foundation”), Liberty Expedia and the Company simultaneously with the execution of this Agreement are entering into an Exchange Agreement (the “Exchange Agreement”), providing for, among other things, upon the terms and subject to the conditions set forth therein, the exchange (the “Liberty Expedia-Diller Exchange”), prior to the Combination Closing, by Mr. Diller and, if the Family Foundation so elects, the Family Foundation of up to (x) 5,523,452 shares of Company Common Stock plus (y) the number of shares of Company Common Stock acquired by Mr. Diller prior to the closing of the Liberty Expedia-Diller Exchange pursuant to the exercise of up to 537,500 vested options to purchase shares of Company Common Stock held by Mr. Diller as of the date of this Agreement, with the number of shares delivered to Mr. Diller upon exercise of such options reduced by the number of shares withheld by the Company to satisfy the aggregate exercise price (or on an “as if” basis in the event Mr. Diller elects to pay the exercise price in cash), for shares of Company Class B Stock held by Liberty Expedia or its Subsidiaries, in each case on a one-for-one basis;

WHEREAS, Mr. Diller and Liberty Expedia simultaneously with the execution of this Agreement are entering into a Governance Agreement Termination Agreement providing for, among other things, upon the terms and subject to the conditions set forth therein, the termination at the Combination Closing of the Existing Governance Agreement, whereupon the Existing Governance Agreement shall cease to be of any further force and effect;

WHEREAS, the Company and Mr. Diller have agreed to enter into this Agreement, effective at the Combination Closing (other than Section 6.10, which shall be effective immediately upon the execution of this Agreement), to establish in this Agreement certain provisions concerning Mr. Diller’s relationship with the Company; and

WHEREAS, the Board of Directors of the Company and a Special Committee of the Board of Directors of the Company (the “Special Committee”), which was established in connection with the Company’s consideration of the transactions contemplated by the Liberty Expedia Merger Agreement and which is composed wholly of non-employee directors (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), have approved the transactions contemplated hereby for purposes of exempting dispositions or deemed dispositions by Mr. Diller to the Company or a Subsidiary of the Company of shares of Company Common Stock and acquisitions or deemed acquisitions by Mr. Diller from the Company or a Subsidiary of the Company of shares of Company Class B Stock, in each case, pursuant to the Purchase/Exchange Right, from Section 16(b) of the Exchange Act.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Mr. Diller hereby agree as follows:

ARTICLE I

NOTICE OF TRANSFER OF COMPANY CLASS B STOCK

    Section 1.01.          Notice of Transfer of Company Class B Stock.  Prior to effecting any Transfer of Company Class B Stock, the Stockholder shall deliver written notice to the Company, which shall deliver such notice to the Board of Directors of the Company, which notice shall specify (a) the Person to whom the Stockholder proposes to make such Transfer and (b) the number or amount of the shares of Company Class B Stock to be Transferred, including the number or amount of such shares of Company Class B Stock that are (i) Original Shares and/or (ii) Additional Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

    Section 2.01.          Representations and Warranties of the Company.  The Company represents and warrants to the Stockholder that:  (a) the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, is enforceable against the Company in accordance with its terms; (d) none of the execution, delivery and performance of this Agreement by the Company constitutes a breach or violation of or conflicts with the

Company’s Certificate of Incorporation or By-laws or any material agreement to which the Company is a party; (e) none of such material agreements would impair in any material respect the ability of the Company to perform its obligations hereunder; and (f) (i) the shares of Company Class B Stock (or such other securities of the Company into which such shares are then convertible) deliverable pursuant to the Purchase/Exchange Right upon delivery will be duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, redemption, call option, right of first refusal, preemptive right, subscription right or any similar right in any such case granted by, or exercisable for the benefit of, the Company (other than any such restrictions or rights under this Agreement or implemented in the certificate of incorporation of the Company as contemplated hereby or applicable state and federal securities Laws) and (ii) in the event the shares of Company Common Stock (or such other securities of the Company into which the shares of Company Class B Stock deliverable pursuant to the Purchase/Exchange Right are then convertible) are then listed on a national securities exchange, the Company will use its reasonable best efforts to cause the shares of Company Common Stock (or such other securities) into which such shares of Company Class B Stock are convertible to be approved for listing on such national securities exchange upon delivery.

 `   Section 2.02.          Representations and Warranties of the Stockholder.  The Stockholder represents and warrants to the Company that:  (a) he has the power and authority to enter into this Agreement and to carry out his obligations hereunder; (b) the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Stockholder in accordance with its terms; (d) none of the execution, delivery and performance of this Agreement by the Stockholder constitutes a breach or violation of or conflicts with any material agreement to which the Stockholder is a party; (e) none of such material agreements would impair in any material respect the ability of the Stockholder to perform his obligations hereunder; and (f) assuming a Company Common Stock share price of $125.45 (the closing price of Company Common Stock on April 15, 2019), the number of shares of Company Common Stock acquired by Mr. Diller prior to the closing of the Liberty Expedia-Diller Exchange pursuant to the exercise of up to 537,500 vested options to purchase shares of Company Common Stock held by Mr. Diller as of the date of this Agreement (with the number of shares delivered to Mr. Diller upon exercise of such options reduced by the number of shares withheld by the Company to satisfy the aggregate exercise price) and permitted to be exchanged pursuant to the Liberty Expedia-Diller Exchange would not exceed 147,348 shares of Company Common Stock.

ARTICLE III

PURCHASE/EXCHANGE RIGHT

    Section 3.01.          Purchase/Exchange Right

(a)          The Company shall at all times from and after the Combination Closing through the end of the Purchase/Exchange Period cause Liberty Expedia or another direct or indirect wholly owned Subsidiary of the Company to hold, or the Company shall reserve and keep available in its treasury, the full number of shares of Company Class B Stock potentially subject from time to time to the Purchase/Exchange Right.

(b)          The Company hereby irrevocably agrees that Mr. Diller shall have the right (the “Purchase/Exchange Right”), exercisable at any time and from time to time during the Purchase/Exchange Period, to:

(i)          purchase from the Company (or the applicable wholly owned subsidiary of the Company) up to a number of shares of Company Class B Stock equal to the Unexchanged Class B Share Number, at a price per share of Company Class B Stock equal to the Fair Market Value of a share of Company Common Stock at the time of notice of exercise by Mr. Diller pursuant to Section 3.01(c); or

(ii)          exchange with the Company (or the applicable wholly owned subsidiary of the Company) an equivalent number of shares of Company Common Stock for a number of shares of Company Class B Stock, up to a number of shares of Company Class B Stock equal to the Unexchanged Class B Share Number.

The Purchase/Exchange Right may be exercised from time to time, in whole or in part, at Mr. Diller’s option, pursuant to the foregoing clause (i) and/or clause (ii) (the shares of Company Class B Stock acquired by Mr. Diller pursuant to the Purchase/Exchange Right (subject to adjustment pursuant to Section 6.14), collectively, the “Additional Shares”).  Notwithstanding the foregoing, and subject to Section 3.01(e), the Purchase/Exchange Right may only be exercised in compliance with the terms of this Agreement and the Company’s Securities Trading Policy as in effect from time to time (the “Securities Trading Policy”) or any similar Company policy; provided, that the Company agrees that it shall not modify the Securities Trading Policy or modify or adopt any similar Company policy, in each case in a manner that would result in an exercise of the Purchase/Exchange Right that would otherwise be permitted hereunder conflicting with such policy.

(c)          The Purchase/Exchange Right shall be exercised by Mr. Diller delivering written notice to the Company, which notice shall set forth (i) the number of shares of Company Class B Stock Mr. Diller shall acquire and (ii) the nature of the consideration to be paid (whether cash representing the Fair Market Value of the shares of Company Class B Stock to be acquired, shares of the Company Common Stock, or a combination thereof).  The closing of any such acquisition shall occur as promptly as reasonably practicable following the Company’s receipt of notice, and in any event not more than five (5) business days thereafter, unless the parties agree otherwise, provided that such time period shall be extended to the extent any regulatory approvals, consents or notices are required to be obtained or made or pending compliance with any other legal requirements (including applicable stock exchange rules).  The Company and Mr. Diller shall cooperate in connection with obtaining any such approvals or consents, making such notices or complying with such requirements, as applicable.

(d)          The Purchase/Exchange Right may be exercised by Mr. Diller directly or together with other third parties (the “Applicable Third Parties”), provided that such third parties deliver to Mr. Diller, at or prior to the closing of the exercise of the Purchase/Exchange Right, a proxy and power of attorney, in substantially the form attached as Schedule 5 to this Agreement (provided, that changes to provide that such proxy and power of attorney are irrevocable shall be permitted) or such other form and substance reasonably satisfactory to the Special Committee or any other committee of the Board of Directors of the Company composed wholly of Independent Directors, granting Mr. Diller sole voting control prior to a Third Party Conversion Triggering Event or Conversion Triggering Event (which may include exceptions or alternative arrangements reasonably necessary or customary in connection with a bona fide financing, subject to consent by the Special Committee or any other committee of the Board of Directors of the Company composed wholly of Independent Directors, which consent shall not to be unreasonably withheld (“Permitted Exceptions”), but not the right to vote shares in any circumstance, which shall be retained by Mr. Diller) over any such Company Class B Stock received in such purchase or exchange and such Applicable Third Parties deliver to the Company, at or prior to the closing of the applicable exercise of the Purchase/Exchange Right, a written joinder agreeing to be bound with respect to such shares of Company Class B Stock by the obligations set forth in this Section 3.01(d), Article IV and Article VI (except Section 6.10).  Subject to the last two sentences of Section 4.03(a), if any such Applicable Third Parties do not deliver to Mr. Diller such a proxy and power of attorney with respect to the applicable shares of Company Class B Stock received in such purchase or exchange pursuant to this Section 3.01(d), or such proxy and power of attorney is revoked or otherwise no longer provides Mr. Diller sole voting control over such applicable shares of Company Class B Stock prior to the occurrence of a Third Party Conversion Triggering Event or Conversion Triggering Event (subject to the parenthetical in the immediately preceding sentence) (each of the foregoing, a “Third Party Conversion Triggering Event”), then each holder of such applicable shares of Company Class B Stock shall, and the Stockholder and each subsequent holder of such applicable shares of Company Class B Stock agrees that he, she or it (as the case may be) shall, be deemed to have irrevocably exercised its option pursuant to Section C(2) of Article IV of the Certificate of Incorporation of the Company (or any successor provision) to convert such applicable shares of Company Class B Stock into shares of Company Common Stock (or such other securities into which such Additional Shares are then convertible) and, without any further action on the part of any such holder, such applicable shares of Company Class B Stock shall be deemed to be so converted.  Notwithstanding the foregoing, if the Company determines that a Third Party Conversion Triggering Event has occurred, the Company shall provide written notice thereof to the applicable holder of such applicable shares of Company Class B Stock (at the address(es) set forth in the books and records of the Company in its capacity as transfer agent for the Company Class B Stock (or, in the event that it shall use a third party transfer agent, such transfer agent’s books and records)) and, in the event that such Third Party Conversion Triggering Event was an incidental error, such holder shall have ten (10) business days to correct such error and, in the event of such correction to the reasonable satisfaction of the Company within such ten (10) business day period, such Third Party Conversion Triggering Event shall be deemed to have not occurred, provided that prior to time of such correction no Person other than Mr. Diller exercises any voting control over the applicable shares of Company Class B Stock.

(e)          The Board of Directors of the Company, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3 under the Exchange Act), shall, to the extent so provided by Rule 16b-3 under the Exchange Act, with respect to each exercise of the Purchase/Exchange Right or as may be otherwise requested by Mr. Diller, adopt resolutions to cause any acquisitions or deemed acquisitions by Mr. Diller from the Company or a Subsidiary of the Company of Company Class B Stock pursuant to the terms of this Agreement and the Purchase/Exchange Right and any dispositions or deemed dispositions to the Company or a Subsidiary of Company Common Stock pursuant to this Agreement and the Purchase/Exchange Right to be exempt under Rule 16b-3 under the Exchange Act.  To the extent a waiver of Sections 2C and 3E of the Securities Trading Policy or an analogous provision in any other Company policy applicable to Mr. Diller would be required in connection with the financing of the acquisition of shares of Company Class B Stock pursuant to Section 3.01(b)(i) or the acquisition of shares of Company Common Stock by Mr. Diller to be exchanged pursuant to Section 3.01(b)(ii), in accordance with Section 3.01(d) and, to the extent that such waiver would not violate applicable Law or any other provision of the Securities Trading Policy or any similar Company policy (provided, that the Company agrees that it shall not modify the Securities Trading Policy or modify or adopt any similar Company policy, in each case in a manner that would result in any such waiver that would otherwise be permitted hereunder conflicting with such policy, except to the extent required to comply with any applicable Law), such waiver shall be granted by the Board of Directors of the Company solely with respect to such financing and shall not be rescinded by the Board of Directors of the Company or any committee thereof without Mr. Diller’s prior consent.  Prior to the granting of such waiver, Mr. Diller shall deliver a written notice to the Company, which shall describe the transaction or series of transactions for which such waiver is requested.

    Section 3.02.          Identification of Shares.  The Company in its capacity as transfer agent for the Company Class B Stock shall (or, in the event that it shall use a third party transfer agent, shall cause such transfer agent to) maintain appropriate books and records, whether by implementation of segregated accounts or other appropriate policies and procedures, with respect to the Original Shares and the Additional Shares in a manner that ensures that each such share is individually identifiable as an Original Share or an Additional Share, as the case may be.

Section 3.03.          Change in Law. In the event that (a) a change in Law after the date hereof would result in the exercise of the Purchase/Exchange Right or the granting of any waiver contemplated by the penultimate sentence of Section 3.01(e) violating applicable Law or (b) the Company or Mr. Diller (x) becomes subject to an injunction or other order from or of a Governmental Authority of competent jurisdiction preventing or prohibiting the exercise of the Purchase/Exchange Right or the granting of any waiver contemplated by the penultimate sentence of Section 3.01(e), or (y) receives a formal written notification from such a Governmental Authority communicating a determination that such exercise or granting would violate applicable Law, then Mr. Diller shall not exercise the Purchase/Exchange Right or rely on such waiver, as applicable; provided, that, for the 120 days following such time as such applicable Law becomes effective, such injunction or other order is issued or such notification is received, as the case may be, the Special Committee, or any other committee of the Board of Directors of the Company composed wholly of Independent Directors, on behalf of the Company, and the Stockholder shall cooperate in good faith and use reasonable best efforts, acting diligently, to revise this Agreement in a manner so as to eliminate any such conflict, injunction, order or violation while achieving, as closely as possible, the parties’ intentions as set forth herein.  In the event Mr. Diller is prevented by this Section 3.03 from exercising the Purchase/Exchange Right or relying on a waiver contemplated by the penultimate sentence of Section 3.01(e), the Expiration Date (and, relatedly, the Purchase/Exchange Period) shall be extended by an amount of time equal to the lesser of (i) 120 days and (ii) any such period during which the Purchase/Exchange Right is not exercisable or such waiver may not be relied upon as a result of this Section 3.03; provided, that, notwithstanding the foregoing, in the case of clause (b) above, if the Company or Mr. Diller determines, in good faith (and upon the written advice of outside counsel that such course of action has reasonable basis), to seek relief from, or to pursue contesting or appealing, such applicable injunction, order or determination, the Expiration Date (and, relatedly, the Purchase/Exchange Period) shall be extended by an amount of time equal to the lesser of (x) one (1) year, (y) such period during which the Purchase/Exchange Right is not exercisable or such waiver may not be relied upon as a result of such injunction, order or determination and (z) such period of time during which the Company or Mr. Diller, as applicable, continues to pursue such relief, contest and/or appeal.

ARTICLE IV

CERTAIN RESTRICTIONS

    Section 4.01.          Certain Transactions.

(a)          For so long as the Stockholder Beneficially Owns any shares of Covered Class B Stock, the Stockholder shall not, directly or indirectly, in any way participate in a Change of Control Transaction, unless such Change of Control Transaction provides for the same per share consideration (in type and amount) and mix of consideration (in type and amount), as the case may be, or (as applicable) the right to receive (or to elect to receive) the same consideration (in type and amount) and mix of consideration (in type and amount), in respect of shares of Company Common Stock and shares of Company Class B Stock that are subject to such Change of Control Transaction; provided, that, with respect to any such Change of Control Transaction involving less than 100% of the Company Common Shares, each holder of Company Common Shares (whether of Company Common Stock or Company Class B Stock) must have the same right to participate in such Change of Control Transaction, including with respect to the election to participate in such transaction (if any) on the same economic terms and to proportionate treatment (based on economic ownership) in the case of any cut-back mechanics or offer limitations (a Change of Control Transaction that does not meet the foregoing conditions, a “Disparate Transaction”); provided, that, notwithstanding the foregoing, a bona fide share exchange, merger, recapitalization or other business combination involving the Company and a Third Party in which (i) the stockholders of the Company, immediately prior to such transaction, continue to hold, immediately following such transaction, (and receive no consideration in the applicable transaction other than) shares of capital stock of the successor or resulting entity in substantially the same relative proportions and classes as their ownership of the Company’s capital stock immediately prior to such transaction and the two-class capital structure and pro rata economics of the two classes of capital stock are substantially replicated, (ii) each Beneficial Owner of shares of Covered Class B Stock as of immediately prior to the effective time of such transaction enters into a written agreement with such successor or resulting entity providing for the application, following the effective time of such transaction, of terms and conditions substantially equivalent to this Article IV to the securities received in such transaction by such Person in respect of such shares of Covered Class B Stock and (iii) immediately following the effective time of such transaction, such successor or resulting entity has in effect a Certificate of Incorporation (or other equivalent organizational document) that in all material respects reflects, mutatis mutandis, the terms contemplated by Section 6.09(a), shall not be deemed a Disparate Transaction.

(b)          For so long as the Stockholder Beneficially Owns any shares of Covered Class B Stock, the Stockholder shall not vote or tender (or cause to be voted or tendered) any Company Common Shares in favor of or pursuant to any Disparate Transaction, or enter into any agreement or arrangement with any Person agreeing to do any of the foregoing in respect of any Disparate Transaction.

(c)          The provisions of this Section 4.01 shall be binding on any transferee of any Covered Class B Stock (so long as such shares remain high-vote shares).

Section 4.02.          Mandatory Conversion of Additional Shares. Upon (a) such time as Mr. Diller becomes Disabled, (b) Mr. Diller’s death, (c) Mr. Diller no longer serving as (i) Senior Executive of the Company or any successor entity (it being understood that serving as Senior Executive shall include active involvement in an executive capacity in the business activities of the Company or such successor entity, such as in the manner Mr. Diller serves as of the date of this Agreement) or (ii) Chairman of the Board of Directors of the Company or any successor entity, provided in each case that if Mr. Diller is removed (other than for Cause), replaced or not nominated or elected (including as a result of the election or appointment of a successor) without Mr. Diller’s written consent (and provided that, if requested in writing by the Company at least five (5) business days prior to such removal, replacement or failure to be nominated, Mr. Diller has indicated in writing prior to such removal, replacement or failure to be nominated that he is willing to serve as Senior Executive or Chairman), such event shall not trigger this clause (c) and a Conversion Triggering Event shall not be deemed to have occurred or (d) the effectiveness of a Conversion Triggering Transfer (the first of the foregoing to occur, a “Conversion Triggering Event”), each holder of Additional Shares shall, and the Stockholder and each subsequent holder of any Additional Shares agrees that he, she or it (as the case may be) shall, be deemed to have irrevocably exercised its option pursuant to Section C(2) of Article IV of the Certificate of Incorporation of the Company (or any successor provision) to convert all such Additional Shares into shares of Company Common Stock (or such other securities into which such Additional Shares are then convertible) and, without any further action on the part of any such holder, upon such Conversion Triggering Event all outstanding Additional Shares shall be deemed to be so converted.  The Company shall, as promptly as reasonably practicable following the occurrence of a Conversion Triggering Event, notify the holders of Additional Shares of the occurrence of such Conversion Triggering Event, and the Company and such holders shall cooperate and take all actions reasonably necessary in connection with the exchange of any certificates previously representing Additional Shares for certificates representing the shares of Company Common

Stock (or such other securities into which such Additional Shares are then convertible) into which such Additional Shares shall have been converted, and, to the extent reasonably requested by the Company, such holders shall take such other reasonable actions as may be necessary to effect the conversions and exchange contemplated hereby.  Following the occurrence of a Conversion Triggering Event, the Company shall not record any Transfer of Additional Shares as such, and any such purported Transfer of Additional Shares as such shall be null and void.

    Section 4.03.          Transfer of Additional Shares

(a)          It shall be a condition to any Transfer by the Stockholder (or any Permitted Transferee) of any Additional Shares Beneficially Owned by it (other than to a Permitted Transferee, so long as the such Person qualifies as Permitted Transferee (and at such time as such Person ceases to so qualify, such Additional Shares shall be deemed to be Transferred to such Person as a Third Party Transferee)) that the transferee deliver to Mr. Diller, prior to such Transfer, a proxy and power of attorney, in substantially the form attached as Schedule 5 to this Agreement (provided, that changes to provide that such proxy and power of attorney is irrevocable shall be permitted) or such other form and substance reasonably satisfactory to the Special Committee or any other committee of the Board of Directors of the Company composed wholly of Independent Directors, granting Mr. Diller sole voting control over any such Additional Shares received in such Transfer (regardless of whether such transferee has previously delivered such a proxy and power of attorney with respect to any other Additional Shares) prior to an Additional Conversion Triggering Event or Conversion Triggering Event (which may include Permitted Exceptions, but not the right to vote shares in any circumstance, which shall  be retained by Mr. Diller).  The grant of a proxy by Mr. Diller or any other Person to the Company or any officer of the Company for the sole purpose of voting shares of Company Class B Stock at any annual or special meeting of the stockholders of the Company (or with respect to any action by written consent to be taken by the stockholders of the Company) shall neither be deemed a Transfer of such shares or an Additional Conversion Event for any purpose under this Agreement nor shall Mr. Diller be deemed as a result of such proxy to not maintain “sole voting control” over such shares for all purposes herein.  For the avoidance of doubt, nothing in this Agreement shall limit any right of Mr. Diller to nominate or vote for any individual, including individuals who may be representatives of an Applicable Third Party or of a transferee under Section 4.03, as a director of the Company, subject to compliance with his fiduciary duties, and in considering any such nomination, the Board of Directors of the Company or applicable nominating and governance committee thereof shall act in good faith and without regard to the requirements hereunder with respect to Mr. Diller retaining voting control over the Covered Class B Stock.  Any such nomination or act of voting shall not in and of itself be deemed a Transfer of any Covered Class B Stock, a Third Party Conversion Triggering Event or an Additional Conversion Triggering Event, nor shall Mr. Diller be deemed as a result of any such actions to not maintain “sole voting control” over any Covered Class B Stock.

(b)          Subject to the last two sentences of Section 4.03(a), if any such transferee of any Additional Shares (the “Applicable Additional Shares”) does not deliver to Mr. Diller a proxy and power of attorney with respect to the Applicable Additional Shares pursuant to the provisions of paragraph (a) above, or such proxy and power of attorney is revoked or otherwise no longer provides Mr. Diller sole voting control over the Applicable Additional Shares prior to the occurrence of an Additional Conversion Triggering Event or Conversion Triggering Event

(subject to the parenthetical in paragraph (a) above) (any of the foregoing, an “Additional Conversion Triggering Event”), then prior to any such Transfer (or upon such Additional Conversion Triggering Event), each holder of the Applicable Additional Shares shall, and the Stockholder and each subsequent holder of the Applicable Additional Shares agrees that he, she or it (as the case may be) shall, be deemed to have irrevocably exercised its option pursuant to Section C(2) of Article IV of the Certificate of Incorporation of the Company (or any successor provision) to convert the Applicable Additional Shares into shares of Company Common Stock (or such other securities into which such Additional Shares are then convertible) and, without any further action on the part of any such holder, prior to any such Transfer (or upon such Additional Conversion Triggering Event) the Applicable Additional Shares shall be deemed to be so converted.  Notwithstanding the foregoing, if the Company determines that an Additional Conversion Triggering Event has occurred, the Company shall provide written notice thereof to the applicable holder of such applicable shares of Company Class B Stock (at the address(es) set forth in the books and records of the Company in its capacity as transfer agent for the Company Class B Stock (or, in the event that it shall use a third party transfer agent, such transfer agent’s books and records)) and, in the event that such Additional Conversion Triggering Event was an incidental error, such holder shall have ten (10) business days to correct such error and, in the event of such correction to the reasonable satisfaction of the Company within such ten (10) business day period, such Additional Conversion Triggering Event shall be deemed to have not occurred, provided that prior to time of such correction no Person other than Mr. Diller exercises any voting control over the applicable shares of Company Class B Stock.

    Section 4.04.          Joinder.

(a)          It shall be a condition to any Transfer by the Stockholder (or any subsequent holder of shares of Covered Class B Stock) of any shares of Covered Class B Stock Beneficially Owned by it that the transferee deliver to the Company, prior to such Transfer, a written joinder, in substantially the form attached as Schedule 4 to this Agreement, agreeing to be bound in the case of any Transfer of Covered Class B Stock to a transferee that is not at such time subject to such Sections, by the obligations set forth in Section 1.01, this Article IV and Article VI (except Section 6.10).

(b)          If the Family Foundation shall have acquired shares of Covered Class B Stock pursuant to the Liberty Expedia-Diller Exchange, Mr. Diller shall cause the Family Foundation to deliver to the Company, not more than ten (10) business days after the date on which the Combination Closing occurs, a written joinder agreeing to be bound by the obligations set forth in Section 1.01, this Article IV and Article VI (except Section 6.10).

    Section 4.05.          Legend.  Each certificate (or book-entry share) evidencing Covered Class B Stock shall bear a restrictive legend substantially to the effect of the following (or appropriate comparable notations with respect to book-entry shares):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN A SECOND AMENDED AND RESTATED GOVERNANCE AGREEMENT, DATED AS OF APRIL 15, 2019, BETWEEN EXPEDIA

GROUP, INC. AND BARRY DILLER (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF EXPEDIA GROUP, INC.).

ARTICLE V

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

           Section 5.01.          “Additional Conversion Triggering Event”  shall have the meaning set forth in Section 4.03(b).

   Section 5.02.          “Additional Shares” shall have the meaning set forth in Section 3.01(b).

    Section 5.03.          “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement).  For purposes of this definition, except as expressly provided in this Agreement, (a) natural persons shall not be deemed to be Affiliates of each other, (b) none of Mr. Diller or any of his Affiliates shall be deemed to be an Affiliate of the Company or its Affiliates, (c) none of the Company or any of its Affiliates shall be deemed to be an Affiliate of Mr. Diller or his Affiliates and (d) the Company shall not be deemed to be an Affiliate of IAC/InterActiveCorp to the extent such relationship would otherwise be based on the common control of the Company and IAC InterActiveCorp by Mr. Diller.

    Section 5.04.          “Agreement” shall have the meaning set forth in the preamble to this Agreement.

    Section 5.05.          “Amendment Approval Meeting” shall have the meaning set forth in Section 6.09.

    Section 5.06.          “Amendment Proposal” shall have the meaning set forth in Section 6.09.

    Section 5.07.          “Applicable Additional Shares” shall have the meaning set forth in Section 4.03(b).

    Section 5.08.          “Applicable Third Parties” shall have the meaning set forth in Section 3.01(d).

    Section 5.09.          “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Company Common Shares shall be calculated in accordance with the provisions of such Rule; provided, however, that no Person shall be deemed to Beneficially Own any Equity Securities with respect to which such Person does not have a pecuniary interest.

   Section 5.10.          “business day” shall mean any day other than a Saturday, a Sunday or any other day on which banks in New York, New York may, or are required to, remain closed.

    Section 5.11.          “Cause” shall mean (a) the conviction of, or pleading guilty to, any felony, or (b) the willful, continued and complete failure to attend to managing the business affairs of the Company, after written notice of such failure from the Board of Directors of the Company and reasonable opportunity to cure.

    Section 5.12.          “Change of Control Transaction” shall mean (a) any merger, tender or exchange offer, consolidation, amalgamation or similar transaction between the Company and another Person (other than a Subsidiary of the Company) pursuant to which the stockholders of the Company immediately prior to such merger, tender or exchange offer, consolidation, amalgamation or similar transaction would own, as of immediately after such transaction, less than fifty percent (50%) of the total economic or voting power of all outstanding Voting Securities of the Company (or resulting or surviving entity), or (b) any sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than a Subsidiary of the Company), in each of the foregoing clauses (a) and (b), whether in any single transaction or series of related transactions, regardless of the amount of consideration.

    Section 5.13.          “Charitable Organization” shall mean an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the United States Internal Revenue Code of 1986, as amended (or any successor provisions thereto) (whether a determination letter with respect to such successor’s exemption is issued before, at or after the relevant determination date), and further includes any successor entity of similar status.

    Section 5.14.          “Combination” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.15.          “Combination Closing” shall mean the closing of the Combination pursuant to the Liberty Expedia Merger Agreement.

    Section 5.16.          “Commission” shall mean the Securities and Exchange Commission.

    Section 5.17.          “Company” shall have the meaning set forth in the preamble to this Agreement.

    Section 5.18.          “Company Class B Stock” shall mean class B common stock, $0.0001 par value per share, of the Company.

    Section 5.19.          “Company Common Shares” shall mean shares of Company Common Stock and Company Class B Stock.

    Section 5.20.          “Company Common Stock” shall mean common stock, $0.0001 par value per share, of the Company.

    Section 5.21.          “Conversion Triggering Event” shall have the meaning set forth in Section 4.02.

    Section 5.22.          “Conversion Triggering Transfer” shall mean a Transfer by Mr. Diller and/or the Family Foundation of Original Shares to any Person other than a Permitted Transferee (so long as the such Person continues to qualify as Permitted Transferee (and at such time as such Person ceases to so qualify, such Original Shares shall be deemed to be Transferred to such Person as a Third Party Transferee)) (except to the extent in connection with such Transfer the Original Shares subject to such Transfer are converted into shares of Company Common Stock (or such other securities of the Company into which such Original Shares are then convertible)) (an “Original Share Transfer”), which Original Shares, taken together (without duplication) with all Original Shares the subject of any prior Original Share Transfer, represent more than five percent (5%) of the total voting power of all outstanding Voting Securities of the Company at such time.

    Section 5.23.          “Covered Class B Stock” shall mean the Original Shares and the Additional Shares (but, for the avoidance of doubt, shall not include any shares of Company Common Stock (or other securities, as the case may be, unless such securities remain high-vote shares) into which any Original Shares or Additional Shares shall have been converted).

    Section 5.24.          “Demand Registration” shall have the meaning set forth in Section 6.07(b).

Section 5.25.          “Disabled” shall mean the disability of Mr. Diller after the expiration of more than one hundred eighty (180) consecutive days after its commencement which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to Mr. Diller, his spouse or a personal representative designated by Mr. Diller; provided that Mr. Diller shall be deemed to be disabled only following the expiration of ninety (90) days following receipt of a written notice from the Company and such physician specifying that a disability has occurred if within such ninety (90)-day period he fails to return to managing the business affairs of the Company.  Total disability shall mean mental or physical incapacity that prevents Mr. Diller from managing the business affairs of the Company.

Section 5.26.           “Disparate Transaction” shall have the meaning set forth in Section 4.01(a).

    Section 5.27.          “Effective Time” shall have the meaning set forth in Section 6.15.

    Section 5.28.          “Equity Securities” shall mean the equity securities of the Company calculated on a Company Common Stock equivalent basis, including the Company Common Shares and those shares issuable upon exercise, conversion or redemption of other securities of the Company not otherwise included in this definition.

    Section 5.29.          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

    Section 5.30.          “Existing Governance Agreement” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.31.          “Exchange Agreement” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.32.          “Expedia Group” shall have the meaning set forth in the preamble to this Agreement.

    Section 5.33.          “Expiration Date” shall have the meaning set forth in Section 5.54.

    Section 5.34.          “Fair Market Value” for a security publicly traded on a recognized exchange shall mean the average closing price during regular trading hours of such security (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the applicable day of measurement.

    Section 5.35.          “Family Entity” shall mean (a) those entities identified on Schedule 1 and (b) any general or limited partnership, corporation, limited liability company, trust or other legal entity that is wholly owned, directly or indirectly, by, or as to which the sole beneficiaries of any shares of capital stock of the Company held by such entity are, Mr. Diller and/or one or more of his Family Members (provided that any private foundation or Charitable Organization to which no person other than Mr. Diller and/or his Family Members is an investment advisor shall be permitted to be an additional beneficiary of shares of capital stock without violating such requirement).

    Section 5.36.          “Family Foundation” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.37.          “Family Member” shall mean, with respect to Mr. Diller, the spouse of Mr. Diller or the lineal descendants of Mr. Diller and/or of his spouse or the respective parents, grandparents, siblings or lineal descendants of siblings of Mr. Diller or his spouse (including Diane von Furstenberg, Alexander von Furstenberg and Tatiana von Furstenberg).  Lineal descendants shall include adopted persons.

    Section 5.38.          “Governance Instruments” shall have the meaning set forth in the Liberty Expedia Merger Agreement.

    Section 5.39.          “Governmental Authority” shall mean any supranational, national, federal, state, county, local or municipal government, or other political subdivision thereof, or any court, tribunal or arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, domestic or foreign, including, for the avoidance of doubt, the Commission and any stock exchange.

    Section 5.40.          “Independent Directors” shall have the meaning set forth in Section 6.02(a).

    Section 5.41.          “Law” shall mean all foreign, federal, state, provincial, local or municipal laws, statutes, ordinances, regulations and rules of any Governmental Authority (including the rules and regulations of the Commission and applicable stock exchange rules), and all judgments, orders, writs, awards, preliminary or permanent injunctions or decrees of any Governmental Authority.

    Section 5.42.          “Liberty Expedia” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.43.          “Liberty Expedia-Diller Exchange” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.44.          “Liberty Expedia Merger Agreement” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.45.          “Litigation” shall have the meaning set forth in Section 6.04.

    Section 5.46.          “Merger” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.47.          “Merger LLC” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.48.          “Merger Sub” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.49.          “Original Share Transfer” shall have the meaning set forth in Section 5.22.

    Section 5.50.          “Original Shares” shall mean the shares of Company Class B Stock acquired by Mr. Diller (and, if the Family Foundation so elected, the Family Foundation) pursuant to the Liberty Expedia-Diller Exchange (subject to adjustment pursuant to Section 6.14).  The number of such shares shall be reflected on Schedule 2 to this Agreement promptly following the Effective Time.

    Section 5.51.          “Permitted Exceptions” shall have the meaning set forth in Section 3.01(d).

    Section 5.52.          “Permitted Transferee” shall mean (a) Mr. Diller, any of his Family Members or the personal representatives of the estate of any of the aforementioned individuals (with respect to Covered Class B Stock, so long as Mr. Diller retains sole voting control (via proxy or otherwise) over the applicable shares of Covered Class B Stock) and (b) any Family Entity (in the case of this clause (b), so long as Mr. Diller alone maintains the ability to control the voting of the shares of Covered Class B Stock owned by such Family Entity, subject only to customary limitations and requirements to account for fiduciary or similar considerations required in connection with bona fide estate planning vehicles, so long as such limitations and requirements do not diminish in any substantive or material manner Mr. Diller’s sole effective control over the voting of such shares), including, for the avoidance of doubt, the Family Foundation.

    Section 5.53.          “Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

    Section 5.54.          “Purchase/Exchange Period” shall mean the period from and after the Combination Closing until the close of business on the nine-month anniversary of the date on which the Combination Closing occurs, subject to extension pursuant to Section 3.03 (the “Expiration Date”); provided that such Expiration Date shall be extended to enable any exercises of the Purchase/Exchange Right (as shown by the delivery to the Company of a written notice of exercise of the Purchase/Exchange Right on or prior to such Expiration Date) effected by the Expiration Date which have not yet been consummated as of such Expiration Date to be consummated.

    Section 5.55.          “Purchase/Exchange Right” shall have the meaning set forth in Section 3.01(b).

    Section 5.56.          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

    Section 5.57.          “Securities Trading Policy” shall have the meaning set forth in Section 3.01(b).

    Section 5.58.          “Special Committee” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.59.          “Stockholder” shall have the meaning set forth in the preamble to this Agreement.

    Section 5.60.          “Stockholder Approval” shall have the meaning set forth in Section 6.09.

    Section 5.61.          “Stockholder Group” shall mean (a) Mr. Diller and (b) those Permitted Transferees that from time to time hold Company Class B Stock subject to this Agreement.

    Section 5.62.          “Subsidiary” shall mean, as to any Person, any corporation or other Person at least a majority of the shares of stock or other ownership interests of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

    Section 5.63.          “Third Party” shall mean any Person who is not a Family Entity or an Affiliate of (a) the Company or (b) Mr. Diller, his Family Members and/or Family Entities.

    Section 5.64.          “Third Party Conversion Triggering Event” shall have the meaning set forth in Section 3.01(d).

    Section 5.65.          “Third Party Transferee” shall mean any Person to whom the Stockholder or a Permitted Transferee Transfers Company Common Shares, other than the Stockholder or a Permitted Transferee.

    Section 5.66.          “Total Equity Securities” at any time shall mean, subject to the next sentence, the total number of the Company’s outstanding equity securities calculated on a Company Common Stock equivalent basis.  Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

    Section 5.67.          “Transfer” by any Person shall mean, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Common Shares Beneficially Owned by such Person or any interest in any Company Common Shares Beneficially Owned by such Person; provided, however, that, a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the Transfer of any Company Common Shares Beneficially Owned by such Person (provided, that a significant purpose of any such transaction is not to avoid the provisions of this Agreement).  For purposes of this Agreement, (a) the conversion of Company Class B Stock into Company Common Stock shall not be deemed to be a Transfer, (b) any Permitted Exception shall not be deemed to be a Transfer and (c) any financing arrangement or transaction contemplated by the penultimate sentence of Section 3.01(e) with respect to which Additional Shares are collateral shall not be deemed to be a Transfer of such Additional Shares until such time as such Additional Shares are foreclosed on (for the avoidance of doubt, any such foreclosure shall be deemed to be a Transfer of such Additional Shares).

    Section 5.68.           “Unexchanged Class B Share Number” shall mean, as of any time, the number of shares of Company Class B Stock, if any, held by Liberty Expedia or its Subsidiaries immediately prior to the Liberty Expedia-Diller Exchange and not exchanged pursuant to the Liberty Expedia-Diller Exchange (subject to adjustment pursuant to Section 6.14).  Such number shall be reflected on Schedule 3 to this Agreement promptly following the Effective Time.

    Section 5.69.          “Upstream Merger” shall have the meaning set forth in the recitals to this Agreement.

    Section 5.70.          “Voting Securities” at any time shall mean the shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

ARTICLE VI

MISCELLANEOUS

    Section 6.01.          Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second business day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next business day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

if to Mr. Diller, to:
c/o Arrow Finance, LLC
555 West 18th Street
New York, NY 10011
	Attention:	Barry Diller
	Facsimile:	Separately provided
	E-Mail:	Separately provided

with a copy to:

Expedia Group, Inc.
333 108th Avenue NE
Bellevue, WA 98004
	Attention:	Chief Legal Officer
	Email:	Separately provided
	Facsimile:	Separately provided

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
	Attention:	Andrew J. Nussbaum, Esq.
Edward J. Lee, Esq.
	Email:	AJNussbaum@wlrk.com
EJLee@wlrk.com
	Facsimile:	(212) 403-2000

if to the Company, to:

Expedia Group, Inc.
333 108th Avenue NE
Bellevue, WA 98004
	Attention:	Chief Legal Officer

	Email:	Separately provided
	Facsimile:	Separately provided

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
	Attention:	Robert B. Schumer, Esq.
Steven J. Williams, Esq.
	Email:	rschumer@paulweiss.com
swilliams@paulweiss.com
	Facsimile:	(212) 757-3990

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
	Attention:	Andrew J. Nussbaum, Esq.
Edward J. Lee, Esq.
	Email:	AJNussbaum@wlrk.com
EJLee@wlrk.com
	Facsimile:	(212) 403-2000

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

Section 6.02.          Amendments; No Waivers.

(a)          Subject to the last sentence of this paragraph (a), any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Mr. Diller and the Company, or in the case of a waiver, by Mr. Diller, if the waiver is to be effective against any member of the Stockholder Group, or the Company, if the waiver is to be effective against the Company.  Any amendment or waiver by the Company shall be authorized by a majority of the members of the Board of Directors who are (i) “independent directors” as defined by applicable stock exchange listing rules, (ii) independent of Mr. Diller and his Affiliates and (iii) not members of the management of the Company or any Person over which Mr. Diller exercises direct or indirect control (“Independent Directors”).  Following Mr. Diller’s death or at such time as Mr. Diller has become Disabled, any amendment or waiver hereunder on the part of any member(s) of the Stockholder Group shall be in writing and signed by members of the Stockholder Group owning in the aggregate a majority of the Covered Class B Stock then outstanding.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

    Section 6.03.          Successors And Assigns.  Except as provided in Section 6.07(d), neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other party hereto.  Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    Section 6.04.          Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware, without giving effect to the principles of conflicts of Laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any Governmental Authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

    Section 6.05.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    Section 6.06.          Specific Performance.  The Company and Mr. Diller each acknowledge and agree that the parties’ respective remedies at Law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by Mr. Diller or the Company of the provisions of this Agreement, in addition to any remedies at Law, the Company and Mr. Diller, respectively, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

    Section 6.07.          Registration Rights.

(a)          Mr. Diller shall be entitled to customary registration rights relating to Company Common Stock owned by him as of the date hereof or acquired from the Company (including upon conversion of Company Class B Stock) in the future (including the ability to transfer registration rights as set forth in this Agreement in connection with the sale or other disposition of Company Common Shares).

(b)          If requested by the Stockholder, the Company shall be required promptly to cause the Company Common Stock owned by the Stockholder or another member of the Stockholder Group to be registered under the Securities Act to permit the Stockholder or such member of the Stockholder Group to sell such shares in one (1) or more (but not more than three (3)) registered public offerings (each, a “Demand Registration”).  The Stockholder shall also be entitled to customary piggyback registration rights.  If the amount of shares sought to be registered by the Stockholder and the other members of the Stockholder Group pursuant to any Demand Registration is reduced by more than twenty-five percent (25%) pursuant to any underwriters’ cutback, then the Stockholder may elect to request the Company to withdraw such registration, in which case, such registration shall not count as one of the Demand Registrations.  If the Stockholder requests that any Demand Registration be an underwritten offering, then the Stockholder shall select the underwriter(s) to administer the offering, provided that such underwriter(s) shall be reasonably satisfactory to the Company.  If a Demand Registration is an underwritten offering and the managing underwriter advises the Stockholder in writing that in its opinion the total number or dollar amount of securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then the Company will include in such registration, first, the securities of the Stockholder, and, thereafter, any securities to be sold for the account of others who are participating in such registration (as determined on a fair and equitable basis by the Company).  In connection with any Demand Registration or inclusion of the Stockholder’s or another Stockholder Group member’s shares in a piggyback registration, the Company, the Stockholder and/or the other applicable members of the Stockholder Group shall enter into an agreement containing terms (including representations, covenants and indemnities by the Company and the Stockholder), and shall be subject to limitations, conditions, and blackout periods, customary for a secondary offering by a selling stockholder.  The costs of the registration (other than underwriting discounts, fees and commissions) shall be paid by the Company.  The Company shall not be required to register such shares if the Stockholder would be permitted to sell the Company Common Stock in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption therefrom.

(c)          If the Company and the Stockholder cannot agree as to what constitutes customary terms within ten (10) days of the Stockholder’s request for registration (whether in a Demand Registration or a piggyback registration), then such determination shall be made by a law firm of national reputation mutually acceptable to the Company and the Stockholder.
        (d)          No Third Party Transferee shall have any rights or obligations under this Agreement, except as specifically provided for in this Agreement and except that (i) if such Third Party Transferee shall acquire Beneficial Ownership of more than five percent (5%) of the outstanding Total Equity Securities upon consummation of any Transfer or series of related Transfers from the Stockholder, to the extent the Stockholder has the right to Transfer a Demand Registration and assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one (1) or more Demand Registrations pursuant to this Section 6.07 or any registration rights agreement that replaces or supersedes this Section 6.07 (and shall be entitled to such other rights that the Stockholder would have applicable to such Demand Registration) and (ii) if such Third Party Transferee shall acquire Beneficial Ownership of five percent (5%) or less of the outstanding Total Equity Securities but shall acquire Beneficial Ownership of Company Common Shares (or other equity securities of the Company)

with a Fair Market Value of at least $250,000,000 upon consummation of any Transfer or series of related Transfers from the Stockholder, to the extent the Stockholder has the right to Transfer a Demand Registration and assigns such right in connection with a Transfer, such Third Party Transferee shall have the right to initiate one (but not more than one) Demand Registration pursuant to this Section 6.07 or any registration rights agreement that replaces or supersedes this Section 6.07 (and shall be entitled to such other rights that the Stockholder would have applicable to such Demand Registration), provided that, in the case of this clause (ii), such Third Party Transferee may exercise such Demand Registration only in connection with a registered public offering of Company Common Stock having a Fair Market Value at least equal to $100,000,000, subject (in each of clauses (i) and (ii)) to the obligations of the Stockholder applicable to such demand (and the number of Demand Registrations to which the Stockholder is entitled under this Section 6.07 hereof shall be correspondingly decreased).

(e)          This Section 6.07 shall survive any termination of this Agreement following the Effective Time until such time as (i) no Affiliate of the Company holds shares of Covered Class B Stock and (ii) each holder of shares of Covered Class B Stock would be permitted to sell its Company Common Shares (or such other securities into which any such shares of Covered Class B Stock are then convertible) pursuant to Rule 144 under the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule, without volume limitations or other restrictions on transfer thereunder.

    Section 6.08.          Termination.  Notwithstanding anything to the contrary contained herein, this Agreement shall terminate automatically in the event of the termination of the Liberty Expedia Merger Agreement in accordance with its terms prior to the occurrence of the Combination Closing.  Following the Combination Closing, (a) this Agreement shall terminate and be of no further force or effect with respect to any transferee (other than Mr. Diller) that no longer holds any Covered Class B Stock upon the written request to the Company of any such transferee and (b) this Agreement shall terminate and be of no further force or effect at such time as no Person (other than the Company or any of its Subsidiaries) holds shares of Covered Class B Stock.

    Section 6.09.          Stockholder Approval; Certificate of Incorporation Amendment.

(a)          The Company shall take, in accordance with applicable Law and the Company’s Certificate of Incorporation and By-laws, all action necessary to submit for approval by the requisite vote of the stockholders of the Company (such approval, the “Stockholder Approval”) a proposal to amend the Company’s Certificate of Incorporation to reflect, mutatis mutandis, the terms set forth in Article IV (such proposal, the “Amendment Proposal”) at the next annual meeting of the stockholders of the Company following the Effective Time as to which a preliminary proxy statement has not yet been filed with the Commission as of the Effective Time (the “Amendment Approval Meeting”).  Such Amendment Proposal shall be reasonably satisfactory to the Stockholder and the Special Committee, in each case acting in good faith.  Without limiting the foregoing, such Amendment Proposal shall require the approval of a committee of Independent Directors in order to amend or repeal the provisions implemented thereby.

(b)          The Stockholder agrees that at the Amendment Approval Meeting (including each postponement, recess, adjournment or continuation thereof), the Stockholder shall, and shall cause each other member of the Stockholder Group to, (i) appear at the Amendment Approval Meeting or otherwise cause all of the Common Shares and all other voting securities over which such holder has acquired beneficial ownership after the date hereof or otherwise the power to vote or direct the voting of, as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such shares (A) in favor of the approval of the Amendment Proposal and (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve the Amendment Proposal.  The Stockholder represents, covenants and agrees that, (x) except for this Agreement and the Governance Instruments (which such applicable Governance Instruments will terminate at the Combination Closing), he has not entered into, and shall not enter into any voting agreement or voting trust with respect to any shares to be voted at the Amendment Approval Meeting and (y) except as expressly set forth herein and in the Governance Instruments, he has not granted a proxy, consent or power of attorney with respect to any shares to be voted at the Amendment Approval Meeting.  The Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth in this Section 6.09.  In furtherance and not in limitation of the foregoing, until the completion of the Amendment Approval Meeting (including each postponement, recess, adjournment or continuation thereof), the Stockholder hereby appoints Robert J. Dzielak (or, if Mr. Dzielak ceases to be the Chief Legal Officer of the Company, the Person holding such position at such time) and any designee thereof, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent with respect to any and all of the Stockholder’s shares in accordance with this Section 6.09.  This proxy and power of attorney are given to secure the performance of the duties of the Stockholder under this Section 6.09.  The Stockholder hereby agrees that this proxy and power of attorney granted by the Stockholder shall be irrevocable until the completion of the Amendment Approval Meeting (including each postponement, recess, adjournment or continuation thereof), shall be deemed to be coupled with an interest sufficient under applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Stockholder with respect to any shares regarding the matters set forth in this Section 6.09.  The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder.

(c)          Upon the recommendation by the Special Committee, the Board of Directors shall recommend that the Company’s stockholders vote in favor of the Amendment Proposal, provided that any director of the Company shall have the right to recuse himself or herself from, and otherwise not participate in, any deliberations, decisions or recommendations of the Board of Directors concerning the Amendment Proposal.

    Section 6.10.          Merger Condition.  The Company hereby agrees, effective as of the date hereof, that it shall not directly or indirectly amend, modify or waive in any respect the condition set forth in Section 6.2(e) of the Liberty Expedia Merger Agreement.

    Section 6.11.          Acknowledgment of Rights.  Mr. Diller acknowledges and agrees that the rights contemplated hereby and by the Exchange Agreement are deemed to be in recognition and in lieu of Mr. Diller’s rights under the Existing Governance Agreement and the Amended and Restated Stockholders Agreement by and between Qurate Retail, Inc. and Mr. Diller, dated as of December 20, 2011, as assigned to Liberty Expedia pursuant to the Assignment and Assumption of Stockholders Agreement, dated as of November 4, 2016, by and among Liberty Expedia, LEXE Marginco, LLC, LEXEB, LLC, Qurate Retail, Inc. and Mr. Diller, and as amended by Amendment No. 1 to Stockholders Agreement, dated as of November 4, 2016, by and between Liberty Expedia and Mr. Diller.

    Section 6.12.          Indemnification.  Mr. Diller acknowledges that the assumption of obligations effected by the Transaction Agreement Joinder (as such term is defined in the Liberty Expedia Merger Agreement) shall not entitle Mr. Diller to any indemnification rights from the Company in connection with the transactions contemplated by the Liberty Expedia Merger Agreement (including the transactions contemplated hereby).  For the avoidance of doubt, the Company and Mr. Diller acknowledge that the immediately preceding sentence shall not in any manner limit any other rights to indemnification to which Mr. Diller may be entitled, related to such transactions or otherwise.

    Section 6.13.          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

    Section 6.14.          Adjustment of Share Numbers and Prices.  If, after the date of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of capital stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such capital stock referred to in this Agreement (including, for the avoidance of doubt, the one-for-one exchange ratio contemplated by Section 3.01(b)(ii)) and, if applicable, the prices of such shares, shall be equitably adjusted to the number and types of shares of such capital stock that a holder of such number of shares of such capital stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event, and the prices for such shares shall be similarly equitably adjusted.

    Section 6.15.          Effective Time.  This Agreement (other than Section 6.10, which shall be effective as of the date hereof) shall be effective only as of and after the occurrence of the Combination Closing and only if the Existing Governance Agreement shall not have terminated as to Mr. Diller prior to or at such Combination Closing (the time this Agreement becomes effective, the “Effective Time”).

    Section 6.16.          Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.  Effective as of the Effective Time, the Existing Governance Agreement shall terminate and shall be superseded by this Agreement.

    Section 6.17.          Interpretation.  References in this Agreement to Articles and Sections shall be deemed to be references to Articles and Sections of this Agreement, unless the context shall otherwise require.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument.

    Section 6.18.          Headings.  The titles of Articles and Sections of this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Governance Agreement to be duly executed as of the day and year first above written.

EXPEDIA GROUP, INC.
By	/s/ Mark. D. Okerstrom
Name:	Mark. D. Okerstrom
Title:	President and Chief Executive Officer

/s/ Barry Diller
Barry Diller

[Signature Page to Second Amended and Restated Governance Agreement]

SCHEDULE 1

Family Entities

•	The Arrow 1999 Trust, dated September 16, 1999, as amended

•	The Diller Foundation d/b/a The Diller – von Furstenberg Family Foundation

SCHEDULE 2

Number of Original Shares

SCHEDULE 3

Unexchanged Class B Share Number

SCHEDULE 4

Joinder to Second Amended and Restated Governance Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Second Amended and Restated Governance Agreement, dated as of April 15, 2019 (the “New Governance Agreement”), by and among Expedia Group, Inc., a Delaware corporation, and Barry Diller, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the New Governance Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the New Governance Agreement, effective commencing on the date hereof and as a condition to the undersigned becoming a Beneficial Owner of shares of Covered Class B Stock, for the limited purposes of Section 1.01, Article IV and Article VI (except Section 6.10) of the New Governance Agreement, and shall have all of the rights and obligations of the Stockholder under, and agrees to be bound by all of the terms, provisions and conditions contained in, the aforementioned Sections as if it had executed the New Governance Agreement.

Article VI, with the exception of Sections 6.07 and 6.10, of the New Governance Agreement is hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:          ______________, ______

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

SCHEDULE 5

Form of Proxy and Power of Attorney

The undersigned stockholder of Expedia Group, Inc., a Delaware corporation (the “Company”), hereby appoints and constitutes Barry Diller the attorney and proxy of the undersigned, with full power of substitution and resubstitution, with respect to the undersigned’s right to vote (whether at any meeting of the stockholders of the Company or pursuant to any action by written consent) each of the outstanding shares of class B common stock, $0.0001 par value per share, of the Company (“Class B Common Stock”) owned of record by the undersigned as of the date of this proxy set forth below (the “Shares”).  Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that (1) no subsequent proxies will be given with respect to any of the Shares and (2) the undersigned shall not vote any of the Shares (whether at any meeting of the stockholders of the Company or pursuant to any action by written consent), in each case so long as this proxy is in effect.

The attorney and proxy named above will be empowered, and may exercise this proxy, to vote the Shares at any time at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, on any matters as to which such Shares are entitled to vote.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

The undersigned hereby agrees that, at such time as this proxy is revoked or otherwise no longer provides the attorney and proxy named above with sole voting control over the Shares, the undersigned shall be deemed to have irrevocably exercised his or her option pursuant Section C(2) of Article IV of the Certificate of Incorporation of the Company (or any successor provision) to convert such Shares into shares of common stock, $0.0001 par value per share, of the Company (or such other securities into which such Shares are then convertible) and, without any further action on the part of the undersigned, such Shares shall be deemed to be so converted.

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then this proxy shall be deemed to be revoked.

This proxy shall terminate upon the written notice of the undersigned to the attorney and proxy named above.

Dated:  ___________

Name:
Address for Notices:

Number of shares of Class B Common Stock owned of record as of the date of this proxy as to which this proxy will apply: